Exhibit 10.6

EXECUTION COPY

CONSULTING SERVICES AGREEMENT

CONSULTING SERVICES AGREEMENT (this “Agreement”) dated as of December 8, 2015 (the “Effective Date”), by and between UNIVEST BANK AND TRUST CO., a Pennsylvania bank and trust company (“Bank”), and Jerry D. Holbrook, an adult individual (“Consultant”).

BACKGROUND

A. Univest Corporation of Pennsylvania (“Univest” or the “Corporation”) and Fox Chase Bancorp, Inc. (“Fox Chase”) have entered into an Agreement and Plan of Merger dated as of December 8, 2015 (together with the Exhibits and Schedules thereto, the “Merger Agreement”).

B. Bank desires to retain the services of Consultant to provide the Consulting Services (as defined in Section 2(a) hereof) for the benefit of Bank.

C. Consultant is willing and agrees to accept such engagement, all on the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Engagement. Bank hereby engages Consultant to provide the Consulting Services, and Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2. Duties During Consulting Period.

(a) Subject to the limitations set forth in Section 2(b) hereof, during the Consulting Period (as defined in Section 3 hereof), Consultant shall, as and when reasonably requested by Bank, with due regard to any other personal or business activities in which Consultant may then be engaged, provide the services mutually agreeable to Bank and Consultant (collectively, the “Consulting Services”), including conversion and integration services related to the transaction contemplated by the Merger Agreement.

(b) During the Consulting Period, Consultant shall be available to devote up to forty (40) hours per month (prorated for any month during the Consulting Period that is less than a full calendar month) of Consultant’s time, attention and energy to the performance of the Consulting Services hereunder.

3. Term of Engagement. Consultant’s engagement under Section 2 hereof shall be for a period (the “Consulting Period”) commencing on the Effective Time (as defined under the Merger Agreement) and ending on the six (6) month anniversary of the Effective Time.

EXECUTION COPY

4. Compensation.

(a) In consideration of Consultant’s obligations hereunder during the Consulting Period, Bank shall pay to Consultant the sum of $16,666.66 per month (the “Consulting Fees”), payable as of the first day of each month during the Consulting Period.

(b) During the Consulting Period, Bank shall reimburse Consultant for all reasonable travel and other out-of-pocket expenses (other than overhead expenses) actually incurred by Consultant in connection with the performance of the Consulting Services (allocable to the Bank) hereunder as verified by receipts or vouchers reasonably acceptable to Bank.

(c) Consultant shall be responsible for the payment of all taxes on the monies and benefits Consultant receives pursuant to this Agreement. Bank shall not withhold from any monies or benefits paid to Consultant hereunder and all amounts paid will be reported on a Form 1099.

5. Independent Contractor Status. This Agreement shall not create an employer-employee relationship, at common law or otherwise, between Consultant and Bank. Consultant shall in all respects have the status of an independent contractor. Consultant shall not be entitled to participate in or receive the benefit of any fringe benefit, welfare, pension, profit-sharing or other plan or arrangement which is now or hereafter maintained by Bank of its affiliates for the benefit of any or all of their respective employees. Consultant shall have no authority to make any representations or warranties for or on behalf of Bank or to enter into any contract or obligation binding Bank, except as may be specifically authorized in writing by Bank’s Board of Directors or the President of the Bank. Consultant shall not hold himself out as being an agent of, or otherwise having the authority to bind, Bank.

6. Notices. Any notice or other communication required or which may be given under this Agreement shall be in writing and either (a) delivered personally to the addressee or (b) delivered by first class mail, to (i) the personal residence of Consultant recorded in the personnel records of the Bank (in the case of notices to Consultant) or (ii) the principal office of Bank set forth in the introductory paragraph of this Agreement (in the case of notices to Bank), and shall be deemed given when so delivered personally or, if delivered by first class mail, two (2) days after the date the sender delivers such notice or communication to the U.S. Post Office, as demonstrated by the records of the U.S. Postal Service.

7. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Consultant and Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8. Assignment. This Agreement shall not be assignable by either party.

EXECUTION COPY

9. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes any prior written or oral arrangements with respect to Consultant’s engagement by Bank.

10. Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit of and be enforceable by Bank’s successors and, to the extent applicable, Consultant’s personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees.

11. Termination. The Agreement shall terminate as of the end of the applicable Consulting Period as set forth in Section 3.

12. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Effective Time. If the Effective Time does not occur on or prior to December 31, 2016, this Agreement shall expire and be of no further effect or consequence.

14. Tax Issues. The Consultant acknowledges that neither Corporation nor Bank have provided advice regarding the taxation or tax reporting of payments made pursuant to this Agreement.

15. Applicable Law; Consent to Jurisdiction; Etc. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflict of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement will be instituted in the U.S. District Court for the Eastern District of Pennsylvania, in Philadelphia, Pennsylvania, and each party (a) irrevocably waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding and any claims that such action, suit or proceeding has been brought in an inconvenient forum, and (b) irrevocably submits to the exclusive jurisdiction of such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided herein. Bank and Consultant acknowledge that their agreement to have Pennsylvania law govern this Agreement was made because Consultant resides in the Commonwealth of Pennsylvania, which is a valid and legitimate reason for such agreement.

16. Headings. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

[SIGNATURE PROVISIONS ON NEXT PAGE]

EXECUTION COPY

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

UNIVEST BANK AND TRUST CO.

By:	/s/ Michael S. Keim
President

CONSULTANT:

/s/ Jerry D. Holbrook____
Name: Jerry D. Holbrook

4